================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               TETRA TECH, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                          [LOGO OF TETRA TECH, INC.]

                               TETRA TECH, INC.
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 7, 1997

To The Stockholders Of TETRA TECH, INC.:

  The Annual Meeting of the Stockholders (the "Meeting") of Tetra Tech, Inc., a Delaware corporation (the "Company"), will be held on Friday, February 7, 1997 at 10:00 a.m., Pacific Standard Time, at The Pasadena Hilton located at 150 S. Los Robles Avenue, Pasadena, California 91101, for the following purposes as described in the accompanying Proxy Statement:

    1. To elect four directors to the Board of Directors of the Company to serve for a term of one year and until their successors are duly elected and qualified.

    2. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of common stock, $.01 par value per share, from 15,000,000 to 20,000,000.

    3. To consider and act upon a proposal to amend the Company's 1992 Incentive Stock Plan to increase the number of shares that may be issued pursuant to such Plan from 2,156,250 to 2,950,000.

    4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on December 9, 1996 as the record date for the determination of stockholders entitled to vote at the Meeting or any adjournment or adjournments thereof, and only record holders of the Company's common stock at the close of business on that day will be entitled to vote. A copy of the Company's 1996 Annual Report is enclosed with this Notice but is not to be considered part of the proxy soliciting material.

  Each stockholder is cordially invited to be present and to vote in person at the Meeting. TO ASSURE REPRESENTATION AT THE MEETING, HOWEVER, STOCKHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. Any stockholder attending the Meeting may vote in person even if he or she previously returned a proxy.

                                       By Order of the Board of Directors

                                       /s/ Richard A. Lemmon

                                       Richard A. Lemmon
                                       Vice President and Secretary

Pasadena, California
January 8, 1997

                            [LOGO TETRA TECH, INC.]

                               TETRA TECH, INC.
                         670 North Rosemead Boulevard
                          Pasadena, California 91107

                             ---------------------
                                PROXY STATEMENT

                             ---------------------

                              GENERAL INFORMATION

  This Proxy Statement is being sent on or about January 8, 1997 in connection with the solicitation of proxies by the Board of Directors of Tetra Tech, Inc., a Delaware corporation (the "Company"). The proxies are for use at the 1997 Annual Meeting of Stockholders of the Company (the "Meeting"), which will be held at 10:00 a.m., Pacific Standard Time, on Friday, February 7, 1997, at The Pasadena Hilton located at 150 S. Los Robles Avenue, Pasadena, California 91101, and at any meetings held upon adjournment thereof. The record date for the Meeting is the close of business on December 9, 1996 (the "Record Date"), and all holders of record of the Company's common stock, $.01 par value per share (the "Common Stock"), on the Record Date are entitled to notice of the Meeting and to vote at the Meeting and any meetings held upon adjournment thereof.

  A proxy form is enclosed. Whether or not you plan to attend the Meeting in person, please date, sign and return the enclosed proxy as promptly as possible, in the postage prepaid envelope provided, to insure that your shares will be voted at the Meeting. Any stockholder who returns a proxy in such form has the power to revoke it at any time prior to its effective use by filing an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of the Company or by attending the Meeting and voting in person. Unless contrary instructions are given, any such proxy, if not revoked, will be voted at the Meeting: (a) for the Board of Directors' slate of nominees;
(b) for approval of the proposed amendment to the Company's Certificate of Incorporation, as amended; (c) for approval of the proposed amendment to the Company's 1992 Incentive Stock Plan (the "1992 Plan"); and (d) as recommended by the Board of Directors with regard to all other matters, in its discretion.

  The voting securities of the Company are the outstanding shares of Common Stock. At the Record Date, the Company had 14,141,658 shares of Common Stock outstanding. For each share of Common Stock held on the Record Date, a stockholder is entitled to one vote on all matters to be considered at the Meeting. The Company's Certificate of Incorporation, as amended, does not provide for cumulative voting. In the election of directors, the four candidates who receive the highest number of affirmative votes will be elected. Votes against a candidate and votes withheld have no legal effect. In matters other than the election of directors, abstentions are counted as votes against in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved; provided, however, that since the amendment of the Certificate of Incorporation requires the approval of a majority of the outstanding shares, for purposes of determining whether Proposal No. 2 has been approved, abstentions and broker non-votes will be counted and will have the same legal effect as votes against the approval of Proposal No. 2.

  The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Meeting, will be borne by the Company. The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid to such individuals.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  The Company presently has four directors, all of whom are elected annually. At the Meeting, the term of office of all directors currently holding office will expire and four directors will be elected to serve for a term of office consisting of the ensuing year and until their respective successors are elected and qualified. Accordingly, the Board of Directors intends to nominate the four incumbent directors named below for election as directors. Each nominee has consented to being named in this Proxy Statement as a nominee for election as director and has agreed to serve as a director if elected.

  The persons named as proxies in the accompanying form of proxy have advised the Company that they intend at the Meeting to vote the shares covered by the proxies for the election of the nominees named below. If any one or more of such nominees are unable to serve or for good cause will not serve, the persons named as proxies in the accompanying form of proxy may vote for the election of such substitute nominees as the Board of Directors may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter. The persons named as proxies in the accompanying form of proxy may not vote for a greater number of persons than the number of nominees named herein.

  No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. None of the nominees have any family relationship among themselves or with any executive officer of the Company.

NOMINEES

  The nominees of the Board of Directors are listed below, together with their ages, certain biographical information and all positions and offices with the Company held by them.

   NAME                                AGE               POSITION
   ----                                ---               --------
   Li-San Hwang.......................  61 Chairman of the Board of Directors,
                                           President and Chief Executive Officer
   J. Christopher Lewis...............  40 Director
   Patrick C. Haden...................  43 Director
   James J. Shelton...................  80 Director

  Dr. Hwang joined the Company's predecessor in 1967 and has held his present positions since the acquisition by the Company of the Water Management Group of Tetra Tech, Inc., a subsidiary of Honeywell, Inc., in March 1988 (the "Acquisition"). He was named Director of Engineering at the Company in 1972 and a Vice President in 1974. Prior to the Acquisition, Dr. Hwang was Senior Vice President of Operations and was responsible for the development and expansion of the current business base. He has served as an advisor to numerous government and professional society committees and has published extensively in the field of hydrodynamics. Dr. Hwang is a graduate of the National Taiwan University, Michigan State University and the California Institute of Technology, holding B.S., M.S. and Ph.D. degrees, respectively, in Civil Engineering, specializing in water resources. He also serves as a director of Data Processing Resources Corporation.

  Mr. Lewis has been a member of the Board of Directors of the Company since February 1988. Since 1982, Mr. Lewis has been a general partner of Riordan, Lewis & Haden, a Los Angeles-based partnership which invests in management buy-out and venture capital transactions. Mr. Lewis also serves as a director of Data Processing Resources Corporation, California Beach Restaurants, Inc. and several privately-held companies.

  Mr. Haden has been a member of the Board of Directors of the Company since December 1, 1992. Mr. Haden is a general partner of Riordan, Lewis & Haden, which he joined in 1987. Mr. Haden also serves as a director of PIA Merchandising Services, Inc. and several privately-held companies.

  Mr. Shelton has been a member of the Board of Directors of the Company since March 1995. Mr. Shelton is a self-employed investor and venture capitalist. He is the former (retired) President of the Baker Drilling Equipment Co., and formerly served as the Director of Corporate Relations and a director of Baker Hughes Incorporated (formerly Baker International Corp.).

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

  The Company's Board of Directors met four times during the fiscal year ended September 29, 1996. Each of the Company's directors attended 75% or more of the total number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which he served (during the period within which he was a director or member of such committee) during the fiscal year ended September 29, 1996.

  The Company has an Audit Committee which, during the fiscal year ended September 29, 1996, was comprised of Messrs. Lewis and Haden. The function of the Audit Committee is to consult and meet with the Company's auditors and its Chief Financial Officer and other finance and accounting personnel, review potential conflict of interest situations, where appropriate, and report and make recommendations to the full Board of Directors regarding such matters. The Audit Committee met once during the fiscal year ended September 29, 1996.

  The Company has a Compensation Committee which, during the fiscal year ended September 29, 1996, consisted of Messrs. Lewis and Haden. The Compensation Committee reviews the compensation of the Company's Chief Executive Officer and reviews the recommendations of the Chief Executive Officer relating to compensation of certain of the Company's other senior executive officers. The Compensation Committee also establishes policies relating to the compensation of Company executive officers and other key employees and administers the Company's stock option plans. The Compensation Committee held one meeting during fiscal year 1996. Neither Mr. Haden nor Mr. Lewis was at any time during the fiscal year ended September 29, 1996 or at any other time an officer or employee of the Company.

  The Company does not have a standing nominating committee or any committee performing the functions thereof.

  No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any other entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

DIRECTOR COMPENSATION

  No director of the Company received any cash compensation for service on the Board of Directors or any committee thereof during the fiscal year ended September 29, 1996.

  Under the Company's 1992 Stock Option Plan for Nonemployee Directors (the "Nonemployee Directors Plan"), an option to purchase 2,441 shares of Common Stock is granted to each nonemployee director of the Company automatically each year, immediately following the annual meeting of stockholders of the Company. Such option vests and becomes exercisable in full on the first anniversary of its grant date, provided that the optionee is reelected as a director of the Company. The exercise price of stock options granted under the Nonemployee Directors Plan is equal to the fair market value of the Common Stock on the date of grant. During the fiscal year ended September 29, 1996, each director elected at the 1996 Annual Meeting of Stockholders received an option to purchase 2,441 shares of Common Stock at an exercise price of $16.70 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No interlocking relationship exists between the Company's Board of Directors and the compensation committee of any other company.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

  The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

  The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by law. The Company's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether Bylaws would permit indemnification.

  The Company maintains director and officer liability insurance.

  At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company, where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

                 SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                       DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth information regarding the ownership of the Company's Common Stock as of December 2, 1996 by (i) all those persons known by the Company to own beneficially more than 5% of the Company's Common Stock,
(ii) each director, nominee for director and certain executive officers of the Company and (iii) all officers and directors as a group. Except as otherwise noted, the Company knows of no agreements among its stockholders which relate to voting or investment power over its Common Stock.

                                                      NUMBER OF   PERCENTAGE OF
                                                        SHARES       SHARES
                                                     BENEFICIALLY BENEFICIALLY
    NAME OF BENEFICIAL OWNER(1)                         OWNED       OWNED(1)
    ---------------------------                      ------------ -------------
   Li-San Hwang(2)
    Tetra Tech, Inc.
    670 N. Rosemead Blvd.
    Pasadena, California 91107......................  1,121,757        7.9%
   Pilgrim Baxter & Associates, Ltd.(3)
    1255 Drummers Lane
    Wayne, Pennsylvania 19087.......................  1,389,482        9.8
   The Northwestern Mutual Life Insurance
    Company(4)
    720 E. Wisconsin Avenue
    Milwaukee, Wisconsin 53202......................    867,413        6.1
   J. Christopher Lewis(5)..........................     45,870          *
   Patrick C. Haden(6)..............................      7,690          *
   James J. Shelton(7)..............................      4,785          *
   Thomas D. Brisbin(8).............................      2,500          *
   Kim K. Hoag(9)...................................      9,374          *
   Charles R. Faust(10).............................     46,222          *
   James M. Jaska(11)...............................     20,167          *
   All directors and officers as a group (12
    persons)(12)....................................  1,558,616       10.9%

--------
  * Amount represents less than 1% of the Company's Common Stock.
 (1) Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property rules where applicable and the information contained in this table and these notes.
 (2) Excludes an aggregate of 14,015 shares of Common Stock owned by Dr. Hwang's adult children as to which Dr. Hwang disclaims beneficial ownership. Includes 5,468 shares issuable with respect to stock options exercisable within 60 days after December 2, 1996.
 (3) All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G, as amended as of February 14, 1996, filed by Pilgrim Baxter & Associates, Ltd.
 (4) All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G, dated February 6, 1996, filed by The Northwestern Mutual Life Insurance Company.
 (5) Includes 4,882 shares issuable with respect to stock options exercisable within 60 days after December 2, 1996.
 (6) Excludes an aggregate of 1,718 shares of Common Stock owned by Mr. Haden's wife as to which Mr. Haden disclaims beneficial ownership. Includes 4,882 shares issuable with respect to stock options exercisable within 60 days after December 2, 1996.
 (7) Includes 2,344 shares held by James J. Shelton, Sarah Belle Shelton and James J. Shelton, Jr., Trustees of the James J. Shelton and Sarah Belle Shelton Family Trust dated August 19, 1987, and 2,441 shares issuable with respect to stock options exercisable within 60 days after December 2, 1996.
 (8) Includes 2,500 shares issuable with respect to stock options exercisable within 60 days after December 2, 1996.
 (9) Includes 9,374 shares issuable with respect to stock options exercisable within 60 days after December 2, 1996.
(10) Includes 6,047 shares issuable with respect to stock options exercisable within 60 days after December 2, 1996. Additionally, Dr. Faust's minor children own an aggregate of 1,406 shares of Common Stock as to which Dr. Faust disclaims beneficial ownership.
(11) Includes 20,156 shares issuable with respect to stock options exercisable within 60 days after December 2, 1996.
(12) Includes 95,725 shares issuable with respect to stock options exercisable within 60 days after December 2, 1996.

                       EXECUTIVE OFFICERS, COMPENSATION
                             AND OTHER INFORMATION

EXECUTIVE OFFICERS

  The following table sets forth certain information concerning each person who is an executive officer of the Company:

   NAME                     AGE                    POSITION
   ----                     ---                    --------
   Li-San Hwang............  61 Chairman of the Board of Directors, President
                                 and Chief Executive Officer
   Thomas D. Brisbin.......  44 Executive Vice President, Chief Operating
                                 Officer
   William R. Brownlie.....  43 Senior Vice President
   Kim K. Hoag.............  46 Senior Vice President, Marketing
   Steven A. Gherini.......  51 Vice President, Research and Development
   Arkan Say...............  61 Vice President
   Charles R. Faust........  51 Vice President
   James M. Jaska..........  45 Vice President, Chief Financial Officer and
                                 Treasurer
   Richard A. Lemmon.......  37 Vice President and Secretary

  Executive officers of the Company are elected by and serve at the discretion of the Board of Directors. Set forth below is a brief description of the business experience of all executive officers other than Li-San Hwang. For information concerning the business experience of Dr. Hwang, who is also a director of the Company, see "Proposal No. 1--Election of Directors-- Nominees."

  Dr. Brisbin was named Executive Vice President and Chief Operating Officer of the Company in 1996. He joined Planning Research Corporation ("PRC"), a wholly-owned subsidiary of The Black & Decker Corporation, in 1978 and was co-founder and President of PRC Environmental Management, Inc. ("PRC EMI"). During his 17 year tenure at PRC, he was involved in all aspects of marketing, operations and finance. Before joining PRC, he was a research associate at Argonne National Laboratory and an adjunct professor at the Illinois Institute of Technology. Dr. Brisbin holds a B.S. degree from Northern Illinois University and a Ph.D. in Environmental Engineering from Illinois Institute of Technology. He also completed Harvard Business School's Advanced Management Program in 1988.

  Dr. Brownlie joined the Company in 1981, has been a Vice President since 1988 and was named a Senior Vice President in December 1993. He has managed several large government environmental support programs and serves as head of two of the Company's largest profit centers. Dr. Brownlie is a registered Civil Engineer with a technical background in hydrology, hydraulics, water quality analysis and numerical modeling. Dr. Brownlie holds B.S. and M.S. degrees in Civil Engineering at the State University of New York at Buffalo, and earned a Ph.D. in Civil Engineering from the California Institute of Technology.

  Mr. Hoag joined the Company in 1995 as Senior Vice President of Marketing. Prior to joining the Company, he served as Vice President, Department of Energy (DOE) Programs at Jacobs Engineering Group Inc. for six years. He also held sales and operations management positions at Ralph M. Parsons Company and Westinghouse Electric Company. For 10 years, he held various environmental and safety management positions for the DOE. Mr. Hoag holds B.S. and M.S. degrees from Central Missouri State University.

  Mr. Gherini joined the Company in 1976. Mr. Gherini has served as Program Manager on a variety of contracts involving chemistry, water quality control and water quality modeling, and served as Division Vice President prior to being named to his present position in 1988. He is the author of numerous technical publications and is the developer of several models for pollutant fate and transport. He has served on two National Academy of Science panels. Mr. Gherini is a registered engineer with B.S. and M.S. degrees in Civil Engineering from Stanford University, and a M.S. degree in Aquatic Chemistry from Harvard University.

  Mr. Say joined Edward H. Richardson & Associates (a firm that was acquired by the Company's predecessor in 1981 and became a division of the Company in
1991) in 1958 and was named to his present position in 1988. He has authored several publications on site development, engineering and storm drainage. Mr. Say holds a B.S. in Civil Engineering from Robert College in Istanbul, Turkey and an M.S. in Civil Engineering from the University of Delaware.

  Dr. Faust, Vice President of the Company since 1988 and Executive Vice President of GeoTrans, Inc. ("GeoTrans"), a subsidiary of the Company, co-founded GeoTrans in 1979. In addition to his management responsibilities, he is engaged in the quantitative assessment and investigation of highly technical groundwater problems. He has published 23 articles and has co-authored a book on groundwater modeling. Dr. Faust holds B.S. and Ph.D. degrees in Geology from Pennsylvania State University.

  Mr. Jaska joined the Company in 1994 as Vice President, Chief Financial Officer and Treasurer. Prior to joining the Company, he served as the Director of Finance and Business Management at Honeywell Inc.'s Precision Weapons Operations. At Alliant Techsystems, Inc., Mr. Jaska held several operations and management positions, in addition to leading the environmental business venture and having operational responsibility for large government defense plants. From 1977 to 1981, he managed regulatory affairs dealing with the production of specialty chemicals at Ecolab, Inc. Mr. Jaska also served as an advisor to numerous governmental and professional committees. Mr. Jaska holds B.S. and M.S. degrees from Western Illinois University and completed an executive management program through Harvard University.

  Mr. Lemmon, Director of Administration and Corporate Secretary, joined the Company in 1981. Until 1985, he served in several technical capacities. He transferred to Corporate Human Resources, and was promoted to Corporate Manager of Human Resources in 1987. Following the Company's divestiture from Honeywell, Inc., Mr. Lemmon structured and managed the Company's Risk Management, Human Resource and Office Leasing programs. In 1990, he was promoted to Director of Administration and in 1994 assumed responsibility for contracts administration and was elected as the Company's Secretary. In November 1995, Mr. Lemmon was elected a Vice President. Mr. Lemmon holds a B.A. degree in Business Administration.

EXECUTIVE COMPENSATION

  The following table sets forth the cash compensation paid or accrued by the Company to the Chief Executive Officer and to each of the four additional most highly compensated executive officers for each of the fiscal years in the three-year period ended September 29, 1996:

                          SUMMARY COMPENSATION TABLE

                                                                     LONG TERM COMPENSATION
                                                                  -----------------------------
                                         ANNUAL COMPENSATION             AWARDS         PAYOUTS
                                     ----------------------------------------------------------
                                                                             SECURITIES
                                                                  RESTRICTED UNDERLYING
                                                    OTHER ANNUAL    STOCK     OPTIONS/   LTIP    ALL OTHER
                                     SALARY  BONUS  COMPENSATION   AWARD(S)     SARS    PAYOUTS COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR      ($)    ($)      ($)(1)        ($)        (#)       ($)       ($)
---------------------------  ----    ------- ------ ------------  ---------- ---------- ------- ------------
Li-San Hwang                 1996    185,016 80,000     1,975(2)       0        6,250       0      10,746(3)
 Chairman, Chief Executive   1995    185,016 80,000     4,203          0        7,813       0      11,665
 Officer and President       1994    184,341 65,000    11,180          0            0       0      12,100

Thomas D. Brisbin            1996    148,593 50,000         0          0       53,750       0       9,337(4)
 Executive Vice President,   1995      2,914 32,000         0          0            0       0          66
 Chief Operating Officer     1994(5)     --     --        --         --           --      --          --

Kim K. Hoag                  1996    115,314 20,000     5,400(6)       0        3,125       0       7,018(7)
 Senior Vice President,      1995     44,232 40,000     2,250          0       34,375       0      50,323
 Marketing                   1994(8)     --     --        --         --           --      --          --

Charles R. Faust             1996    115,000 27,000     5,400(9)       0        1,875       0       8,758(10)
 Vice President              1995    112,000 37,684     5,400          0        4,688       0       8,291
                             1994    106,500 40,900     5,400          0        6,836       0       7,988

James M. Jaska               1996    104,344 27,000     5,400(11)      0        2,500       0       6,378(12)
 Vice President,             1995    100,006 30,000     5,478          0            0       0       6,250
 Chief Financial Officer     1994      1,923 40,000         0          0       39,063       0      35,000
 and Treasurer

--------
 (1) No named executive officer received other annual compensation in excess of the lesser of $50,000 or 10% of such officer's compensation in fiscal 1996.
 (2) Comprised of $1,087 in automobile lease payments and $888 in automobile insurance premiums paid on behalf of or reimbursed to Dr. Hwang.
 (3) Includes the Company's contribution to its Retirement Plan of $9,250 and benefits paid by the Company to Dr. Hwang pursuant to the Company's Executive Medical Reimbursement Plan in the amount of $1,496.
 (4) Includes the Company's contribution to its Retirement Plan of $9,337.
 (5) Dr. Brisbin was not employed by the Company during the 1994 fiscal year.
 (6) Comprised of a $5,400 automobile allowance.
 (7) Comprised of the Company's contribution to its Retirement Plan in the amount of $7,018.
 (8) Mr. Hoag was not employed by the Company during the 1994 fiscal year.
 (9) Comprised of a $5,400 automobile allowance.
(10) Includes GeoTrans' contribution to GeoTrans' Retirement Plan of $8,470 and life insurance premiums of $288 paid on behalf of Dr. Faust.
(11) Comprised of a $5,400 automobile allowance.
(12) Includes the Company's contribution to its Retirement Plan in the amount of $6,378.

  The following table sets forth information concerning options granted to each of the named executive officers during fiscal 1996:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR




                                                                            POTENTIAL
                                                                        REALIZABLE VALUE
                                                                           AT ASSUMED
                                       INDIVIDUAL GRANTS                 ANNUAL RATES OF
                         ----------------------------------------------    STOCK PRICE
                           NUMBER OF    % OF TOTAL                      APPRECIATION FOR
                          SECURITIES   OPTIONS/SARS EXERCISE               OPTION TERM
                          UNDERLYING    GRANTED TO  OR BASE             -----------------
                         OPTIONS/SARS  EMPLOYEES IN  PRICE   EXPIRATION   5%       10%
NAME                     GRANTED(#)(1) FISCAL YEAR   ($/SH)     DATE    ($)(2)   ($)(2)
----                     ------------- ------------ -------- ---------- ------- ---------
Li-San Hwang............     6,250         1.54      19.00    12/08/05   74,681   175,257
Thomas D. Brisbin.......    10,000         2.47      17.60     1/16/06  110,685   259,749
Thomas D. Brisbin.......    43,750        10.80      17.60     5/14/06  484,249 1,136,401
Kim K. Hoag.............     3,125         0.77      19.00    12/08/05   37,341    87,628
Charles R. Faust........     1,875         0.46      19.00    12/08/05   22,404    52,577
James M. Jaska..........     2,500         0.62      19.00    12/08/05   29,872    70,103

--------
(1) All options are incentive stock options and were granted under the Company's 1992 Incentive Stock Plan. Such options vest over four year periods at an annual rate of 25% beginning on the first anniversary of the date of grant.
(2) Potential realizable value is determined by multiplying the exercise or base price per share by the stated annual appreciation rate compounded annually for the term of the option (10 years), subtracting the exercise or base price per share from the product, and multiplying the remainder by the number of options granted. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

  The following table sets forth information concerning the aggregate number of options exercised during fiscal 1996 by each of the named executive officers:

                 OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR END OPTION/SAR VALUES

                                                                  VALUE OF
                                               NUMBER OF         UNEXERCISED
                                              UNEXERCISED       IN-THE-MONEY
                                              OPTIONS/SARS      OPTIONS/SARS
                                               AT FY-END          AT FY-END
                      SHARES                ---------------- -------------------
                    ACQUIRED ON    VALUE      EXERCISABLE/      EXERCISABLE/
NAME                EXERCISE(#) REALIZED($) UNEXERCISABLE(#) UNEXERCISABLE($)(1)
----                ----------- ----------- ---------------- -------------------
Li-San Hwang......         0           0      1,953/12,110      25,135/105,106
Thomas D. Brisbin.         0           0      2,500/51,250      15,375/315,188
Kim K. Hoag.......         0           0      8,593/28,907      88,594/280,656
Charles R. Faust..     7,996      85,070      1,172/10,335      15,084/131,874
James M. Jaska....         0           0     19,531/22,032     226,364/238,251

--------
(1) Value is determined by subtracting the exercise price from the fair market value of $23.75 per share (the closing price for the Company's Common Stock as reported by the Nasdaq Stock Market as of September 27, 1996) and multiplying the remainder by the number of underlying shares of Common Stock.

BONUS PROGRAMS

  The Board of Directors awards, at its discretion, annual bonuses to its executive officers based upon recommendations made by the Compensation Committee (as to Dr. Hwang) and Dr. Hwang (as to the other executive officers) concerning individual performance and the Company's achievement of certain operating results. The Company maintains a separate bonus program for other key employees. Under that program, the Company is divided into 18 profit centers. If the operating profit for any profit center determined on an annual basis following the conclusion of the fiscal year exceeds the targeted percentage for that year, then a bonus equal to 25% of the amount in excess of the target is allocated to that profit center and the group manager divides it among group members in his or her discretion based upon individual performance.

1992 INCENTIVE STOCK PLAN

  The Company's 1992 Incentive Stock Plan was adopted by the Company's Board of Directors on December 1, 1992 and was subsequently approved by the Company's stockholders. For a discussion of the 1992 Incentive Stock Plan, as proposed to be amended, see "The 1992 Incentive Stock Plan Proposal."

RETIREMENT PLANS

  The Company Retirement Plan. The Company maintains a combined discretionary profit-sharing contribution and 401(k) retirement plan (the "Retirement Plan") covering all employees of the Company and its subsidiaries and related participating employers. The Retirement Plan is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the 401(k) portion of the Retirement Plan is intended to qualify under Section 401(k) of the Code.

  Under the terms of the Retirement Plan, each eligible employee may elect to defer up to 15% of base compensation or the maximum 401(k) contribution allowed under Federal law and to have such deferred amount contributed to the Retirement Plan on his or her behalf. The Company makes a matching contribution to each employee who elects to participate in the 401(k) portion of the Retirement Plan. In addition, the Board of Directors may elect to have the Company make a profit sharing contribution that will be allocated among the eligible participants in the ratio that each participant's gross base compensation bears to the total gross base compensation of all eligible employees. Company matching and profit sharing contributions fully vest upon the earlier of the employee's retirement, death, disability, or fifth year of service. Benefits under the Retirement Plan are generally distributed in the form of a lump sum following a participant's retirement, death, disability or termination of employment. Benefits may be distributed prior to termination of employment under certain circumstances including hardship. The Company pays all costs associated with the administration of the Retirement Plan.

  Effective January 1, 1997, GeoTrans, Inc., Simons, Li & Associates, Inc., Hydro-Search, Inc., PRC Environmental Management, Inc. and KCM, Inc. will become participating employers in the Retirement Plan. Prior to this time, the subsidiaries participated in separate retirement plans covering their respective employees. Those plans will be frozen or merged into the Retirement Plan.

EXECUTIVE MEDICAL REIMBURSEMENT PLAN

  The Executive Medical Reimbursement Plan (the "Medical Plan"), which was established by the Company's predecessor in 1975 for the benefit of the Company's executive officers, reimburses participants, their spouses and covered children for medical expenses not covered by the Company's regular group medical plan. In effect, this Medical Plan provides participants with 100% medical coverage for all allowable medical expenses. During the fiscal year ending September 29, 1996, premiums totaling $420 were paid by the Company in connection with the Medical Plan. At the present time, Messrs. Hwang and Gherini are the only executive officers covered by the Medical Plan and the Company does not intend to offer the Medical Plan to any additional executive officers in the future.

CERTAIN TRANSACTIONS

  Patrick C. Haden, a director and stockholder of the Company, is of counsel to the law firm of Riordan & McKinzie, Los Angeles, California. Riordan & McKinzie acts as general counsel to the Company. Certain principals and employees of Riordan & McKinzie beneficially own shares of the Company's Common Stock.

                     REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

  The Compensation Committee (the "Committee") of the Board of Directors oversees the general compensation policies of the Company, oversees the compensation plans, establishes the specific compensation of Dr. Hwang, the Company's Chief Executive Officer, reviews the Chief Executive Officer's recommendations as to the specific compensation levels for the other executive officers and oversees the Company's stock incentive plans. The Compensation Committee is composed of two independent non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission.

  Compensation Policy and Programs. The Committee's responsibility is to provide a strong and direct link among stockholder values, Company performance and executive compensation through its oversight of the design and implementation of a sound compensation program that will attract and retain highly qualified personnel. Compensation programs are intended to complement the Company's short- and long-term business objectives and to focus executive efforts on the fulfillment of these objectives.

  Each year the Committee has conducted a full review of the Company's executive compensation program. It has been the Committee's practice to establish target levels of compensation for senior officers consistent with that of companies comparable in size and complexity to the Company, as well as companies which are direct business competitors of the Company. After review of data relating to all aspects of compensation paid by such groups of companies, actual compensation of the Company's executive officers is subject to increase or decrease by the Committee from targeted levels according to the Company's overall performance and the individual's efforts and contributions. A significant portion of executive compensation is directly related to the Company's financial performance and is therefore at risk. Total compensation for the Company's senior management is composed of base salary, near-term incentive compensation in the form of bonuses and long-term incentive compensation in the form of stock options. The Committee retains the discretion to adjust the formula for certain items of compensation so long as total compensation reflects overall corporate performance and individual achievement.

  Base Salary. In establishing base salary levels for senior officer positions, the Committee and Dr. Hwang consider levels of compensation at similarly situated companies and at direct competitors, levels of responsibility and internal issues of consistency and fairness. In determining the base salary of a particular executive, the Committee and Dr. Hwang consider individual performance, including the accomplishment of short- and long-term objectives, and various subjective criteria including initiative, contribution to overall corporate performance and leadership ability.

  In fiscal 1996, the annual base salary of Dr. Hwang was determined by the Committee based on comparable chief executive salaries of a peer group of companies and of direct competitors referred to above, the Company's overall performance and profitability in fiscal 1996, Dr. Hwang's efforts and contributions to the Company and Dr. Hwang's ownership interest in the Company.

  Bonuses. The Company's executive officers are eligible for annual bonuses based upon recommendations made by Dr. Hwang (as to the other executive officers) and the Compensation Committee (as to Dr. Hwang) based upon their individual performance and the Company's achievement of certain operating results.

  Amounts of individual awards are based principally upon the results of the Company's financial performance during the prior fiscal year. The amount of awards for senior officers are within guidelines established by the Committee and Dr. Hwang as a result of their review of total compensation for senior management of peer companies and competitors. The actual amount awarded, within these guidelines, will be determined principally by the Committee's and Dr. Hwang's assessment of the individual's contribution to the Company's overall financial performance. Consideration is also given to factors such as the individual's successful completion of a special project, any significant increase or decrease in the level of the participant's executive responsibility and the Committee's and Dr. Hwang's evaluation of the individual's overall efforts and ability to discharge the responsibilities of his or her position. In fiscal 1997, bonuses related to performance in fiscal 1996 paid to the five named executive officers ranged from $20,000 to $80,000, and ranged from 17% to 43% of such officers' base salaries.

  Dr. Hwang's bonus with respect to the 1996 fiscal year was $80,000. In determining the amount of the 1996 award, the Committee gave particular consideration to the following factors: (1) the Company's favorable return on average equity during the 1996 fiscal year in a difficult economic climate;
(2) the positive earnings growth of the Company during the fiscal year; and
(3) the efforts and significant contributions made by Dr. Hwang in discharging his responsibilities as Chief Executive Officer. The Committee also determined that the discretionary bonus should constitute a larger percentage of Dr. Hwang's total annual compensation.

  Stock Options. In fiscal 1992, the Committee adopted the Company's 1992 Incentive Stock Plan (the "1992 Plan"). The purpose of the 1992 Plan is to provide incentives and reward the contributions of key employees and officers for the achievement of long-term Company performance, as measured by earnings per share and the market value of the Common Stock. The Committee and Dr. Hwang set guidelines for the number and terms of stock option or restricted stock awards based on factors similar to those considered with respect to the other components of the Company's compensation program, including comparison with the practices of peer group companies and direct competitors. In the event of unsatisfactory corporate performance, the Committee may decide not to award stock options or restricted stock in any given fiscal year although exceptions to this policy may be made for individuals who have assumed substantially greater responsibilities and other similar factors. The awards under the 1992 Plan are designed to align the interests of executives with those of the stockholders. Generally, stock options become exercisable in cumulative installments over a period of four years, but the individual forfeits any installment which has not vested during the period of his or her employment.

  Under the 1992 Plan, the Compensation Committee awarded stock options in fiscal 1996 to all named executive officers.

  Internal Revenue Code Section 162(m). Under Section 162 of the Internal Revenue Code of 1986, as amended, the amount of compensation paid to certain executives that is deductible with respect to the Company's corporate taxes is limited to $1,000,000 annually. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of the Company and its stockholders.

                                       COMPENSATION COMMITTEE

                                       J. Christopher Lewis
                                       Patrick C. Haden

                              COMPANY PERFORMANCE

  The following graph shows a comparison of cumulative total returns for the Company, the Nasdaq Stock Market (U.S. Companies) Index and a Company-constructed Peer Group Index (as defined below). The graph assumes that the value of an investment in Common Stock and in each such index was $100 on December 17, 1991 (the date the Company's Common Stock was registered under
Section 12 of the Securities Exchange Act of 1934), and that all dividends have been reinvested. The Company-constructed Peer Group Index includes the following companies: Dames & Moore, Inc., E A Engineering Science & Technology, Inc., EMCON, Ecology & Environment, Inc., Harding Associates, Inc., ICF Kaiser International, Inc., International Technology Corp., TRC Companies, Inc., URS Consultants, Inc. and Roy F. Weston, Inc. The Company believes that the companies included in the Peer Group Index are among the primary competitors of the Company.

  The comparison in the graph below is based on historical data and is not intended to forecast the possible future performance of the Company's Common Stock.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
               TETRA TECH, NASDAQ STOCK MARKET (U.S. COMPANIES),
                  AND TETRA TECH'S SELF-CONSTRUCTED PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           TETRA        NASDAQ STOCK    TETRA TECH'S SELF-
(Fiscal Year Covered)        TECH         MARKET (U.S.)   CONSTRUCTED PEER GROUP
---------------------        ----------   -------------   ----------------------
Measurement Pt-  12/17/91    $100.00        $100.00            $100.00
FQE   03/27/92               $133.33        $112.34            $ 99.57
FQE   06/29/92               $131.11        $103.50            $ 79.05
FQE   09/25/92               $151.11        $107.58            $ 73.84
FQE   12/29/92               $161.11        $125.00            $ 80.16
FQE   03/29/93               $194.44        $126.96            $ 81.74
FQE   06/29/93               $180.56        $130.78            $ 74.65
FQE   10/01/93               $212.50        $142.32            $ 72.33
FQE   12/29/93               $253.47        $143.52            $ 70.37
FQE   03/29/94               $272.57        $141.26            $ 70.78
FQE   06/29/94               $250.00        $132.16            $ 57.56
FQE   09/30/94               $332.03        $143.54            $ 59.74
FQE   12/29/94               $303.82        $141.50            $ 54.43
FQE   03/29/95               $334.20        $155.08            $ 51.10
FQE   06/29/95               $393.34        $175.63            $ 53.55
FQE   09/29/95               $504.56        $198.25            $ 61.10
FQE   12/29/95               $493.71        $200.68            $ 51.54
FQE   03/29/96               $402.86        $210.05            $ 46.57
FQE   06/28/96               $542.53        $227.17            $ 49.50
FQE   09/27/96               $644.26        $235.98            $ 47.43

                                PROPOSAL NO. 2

                    APPROVAL OF AMENDMENT TO THE COMPANY'S
                         CERTIFICATE OF INCORPORATION

  At the meeting, the stockholders will be asked to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 shares to 20,000,000 shares. The proposed increase in the number of authorized number of shares of Common Stock would be accomplished by amending the first paragraph of Article IV of the Certificate of Incorporation of the Company to read as follows:

  "The total number of shares of stock that the Corporation shall have authority to issue is twenty-two million (22,000,000), consisting of twenty million (20,000,000) shares of common stock, par value $0.01, and two million (2,000,000) shares of preferred stock, par value $0.01. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:"

  The Company has no present intention of issuing any shares of Common Stock except in connection with the Company's stock plans noted above. Nevertheless, the Board of Directors believes that it is in the best interests of the Company and its stockholders to increase the authorized number of shares of Common Stock to 20,000,000, so that additional shares would be available for issuance in the future for such corporate purposes as the Board deems advisable from time to time without further action by the stockholders (unless stockholder action is required by applicable law or by the rules of the Nasdaq Stock Market). Such corporate purposes include financings, acquisitions, stock dividends and incentive and employee benefit plans. Under the current rules of the Nasdaq Stock Market, on which the Common Stock is currently listed and principally traded, stockholder approval may be required when, for example, the present or potential issuance of shares results or could result in an increase of at least 20% in the number of outstanding shares of Common Stock.

  In addition to the corporate purposes indicated above, an increase in the authorized number of shares of Common Stock can be used to make more difficult the change of control of the Company. Under certain circumstances, the Board of Directors could create impediments to, or frustrate persons seeking to effect, a takeover or transfer of control of the Company, by causing such shares to be issued to a holder who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of the Company and its stockholders. Furthermore, the existence of such shares might have the effect of discouraging any attempt by a person or entity, through the acquisition of a substantial number of shares of Common Stock, to acquire control of the Company since the issuance of such shares could dilute the common ownership of such person or entity.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

  The affirmative vote of a majority of the outstanding shares of Common Stock that are present or represented and entitled to vote at the Meeting is required for approval of the amendment.

  FOR ALL OF THE FOREGOING REASONS, THE BOARD BELIEVES THAT THE AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL THEREOF. PROXIES WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE SPECIFICALLY INDICATED.

                                PROPOSAL NO. 3

                      1992 INCENTIVE STOCK PLAN PROPOSAL

  The 1992 Incentive Stock Plan, which was adopted on December 1, 1992, provides for the granting of incentive stock options, nonqualified stock options and rights to purchase restricted stock (as described below). On December 18, 1996, the Board of Directors adopted and approved an amendment to the 1992 Incentive Stock Plan (the 1992 Incentive Stock Plan, as amended, is referred to herein as the "Plan") to increase the number of shares that may be issued pursuant to the Plan, either upon exercise of options or purchases of restricted stock, from 2,156,250 to 2,950,000. The Plan, as proposed to be amended, is attached to this Proxy Statement as Annex A and incorporated by reference into this Proxy Statement.

SUMMARY DESCRIPTION OF THE PLAN

  The Plan provides for the granting of incentive stock options, nonqualified stock options and rights to purchase restricted stock to key employees and officers of the Company or any of its subsidiaries, including directors who are also key employees or officers of the Company and its subsidiaries. Under the Plan, shares of Common Stock may be issued pursuant to the Plan, either upon exercise of options or purchases of restricted stock. For purposes of the Plan, the term "subsidiary" means any corporation, 50% or more of the voting stock of which is owned by the Company or by a subsidiary (as so defined) of the Company. Under the Plan, all authorized shares may be issued either as restricted stock or upon the exercise of options.

  The purpose of the Plan is to further the growth, development and financial success of the Company and its subsidiaries by providing additional incentives to certain officers and key employees by assisting such persons to acquire shares of Common Stock and to benefit directly from the Company's growth, development and financial success.

  The Plan is administered by a committee (the "Committee") consisting of not less than two members of the Board of Directors who are not officers or employees of the Company or its subsidiaries. The members of the Committee are appointed by, and serve at the pleasure of, the full Board of Directors. The Committee determines, among other things, (a) the participants who will receive options, the number of shares to be covered by options, the exercise price of options, the dates on which options are granted, and the other terms and conditions of options (which may vary from option to option), (b) the persons who will receive rights to purchase restricted stock and the respective number of shares sold pursuant thereto, and the purchase price and other terms and conditions of the restricted stock purchase agreements entered into with such persons, and (c) whether options will be incentive stock options or nonqualified stock options.

  The Committee also has the authority to construe and interpret the Plan, to establish and amend rules and regulations for its administration and to determine the rights and obligations of participants under the Plan. Furthermore, the Board of Directors may from time to time, to the extent permitted by law, terminate the Plan with respect to options and restricted stock not then granted or issued, respectively, or revise or amend the Plan.

  The maximum number of shares of Common Stock authorized for issuance under the Plan is 2,950,000.

  Options. Each option is evidenced by an agreement between the Company and each of the respective optionees (the "Option Agreements"), which must conform to the Plan but may contain such further provisions as the Committee may determine. The Committee determines whether the options will be incentive stock options or nonqualified stock options. Under the Plan, the exercise price of any option may not be less than the fair market value of such shares on the date of the grant of the option and, solely with respect to any incentive stock option granted to an optionee that is a ten percent stockholder of the Company, will not be less than 110% of the fair market value on the date of the grant of the incentive stock option.

  When granting each option, the Committee sets the dates on which it is exercisable and the number of shares that may be purchased on each date, provided that each option must become fully exercisable no later than five years from the date of grant and the number of shares of Common Stock subject to the option must become exercisable at the rate of at least 20% per year until the option is fully exercisable. No persons may receive incentive stock options that are exercisable for the first time during any calendar year with respect to Common Stock having a fair market value of more than $100,000. In calculating the $100,000 limit, Common Stock is valued at its fair market value on the date of grant. The Committee also sets the termination date for each option when it grants the option, but incentive stock options and nonqualified stock options may not be granted for a duration of more than 10 years and more than 10 years and one day, respectively. If an option expires or terminates before it is exercised in full, the unissued stock reserved for the option becomes available for the granting of new options or the issuance of restricted stock.

  The Committee is authorized to grant options containing the agreement of the optionee to resell to the Company at the exercise price therefor any Common Stock issued pursuant to the exercise of such option. The Committee will determine, in its discretion, those persons who will receive options containing such repurchase right and the basis upon which the Company may exercise its repurchase right. Such repurchase right of the Company will terminate at such times, and in such installment amounts, as may be specified by the Committee in any particular instance.

  Options may be exercised by payment of the full purchase price in cash, by check, by tender of the optionee's promissory note or by any other form of lawful consideration that the Committee has approved. The Committee may allow certain employees to exercise an incentive stock option or a nonqualified stock option by the tender of shares of the Company previously held. The Committee, if it chooses to allow the exercise of options by tender of shares, intends to only allow such exercise by the tender of shares which have been previously held by the employee for six months. Shortfalls must be made up in cash.

  All rights to exercise options terminate 90 days from the date the optionee ceases to be an employee of the Company or of a subsidiary of the Company for any reason other than death or disability, or upon expiration of the option, whichever occurs first. During such 90 day period, the optionee may only exercise the options to the extent that they were exercisable on the date the optionee's employment terminated. If an optionee dies without having fully exercised his or her options during the period of his or her employment or within 90 days of the termination of employment, the options may be exercised within a period of 180 days following his or her death, if the expiration of the option period has not first occurred to the extent that the optionee could have exercised them on the date of his or her death.

  If an optionee terminates employment with the Company or its subsidiaries while disabled without having fully exercised his or her options, the options may be exercised within a period of one year following his or her termination, if the expiration date has not first occurred, to the extent that the optionee could have exercised them on the date of his or her termination.

  The Company may grant options to employees of acquired companies or their subsidiaries who hold stock options of the acquired company or one of its subsidiaries. The exercise price of these substitute options may be less than the fair market value of the Company's Common Stock on the date of grant in order to preserve the economic benefit to the optionee of the substitute option. The new options will retain the exercise and termination dates of the options held in the acquired company (subject to the ten-year and one day limit and the ten-year limit on the maximum terms of nonqualified stock options and incentive stock options, respectively, issued under the Plan).

  Options and restricted stock as to which the Company has a repurchase right may be transferred only by will or the laws of descent and distribution or a qualified domestic relations order and, during an optionee's lifetime, are exercisable only by the optionee or a transferee pursuant to a qualified domestic relations order.

  Restricted Stock. Pursuant to the Plan, the Committee will from time to time determine, in its discretion, those persons who will be offered the right to purchase shares of restricted stock and the number of shares that may be purchased by each such person.

  The purchase price per share of all restricted stock will be determined by the Committee, in its sole discretion, so long as the purchase price is not less than the fair market value of Common Stock on the date the right to purchase such restricted stock is granted. Such purchase price must be paid in cash, by check, by tender of the person's promissory note or such other lawful consideration as the Committee may approve.

  All restricted stock will be issued pursuant to a form of Restricted Stock Purchase Agreement, which will generally provide for a repurchase right of the Company, such that if the purchaser of such restricted stock ceases to be an employee of the Company or any of its subsidiaries for any reason whatsoever, the Company will have the option and right to repurchase the restricted stock from such purchaser at a repurchase price equal to the purchase price paid by such purchaser. The Restricted Stock Purchase Agreement will also specify when, and in what installment amounts, if any, that such new repurchase right will terminate. Unless otherwise stated, the Company's right to repurchase will terminate as to 25% of the aggregate number of shares of restricted stock originally issued to the participant on each anniversary date of the participant's commencement of employment by the Company or any of its subsidiaries, commencing upon the first anniversary date, such that such repurchase right will terminate completely on the fourth anniversary date of such commencement of employment.

  If the purchaser of restricted stock dies before the Company's repurchase right is terminated in full, such death will constitute a termination for which the Company may exercise its repurchase right.

  The maximum number of shares that may be issued under the Plan, and all outstanding options and outstanding securities subject to the Company's repurchase right, will be adjusted for stock splits, stock dividends and similar capital changes. Upon the dissolution or liquidation of the Company, or any reorganization, merger or consolidation in which the Company does not survive, the Plan, each outstanding option and, at the Company's option, the Company's repurchase right with respect to outstanding restricted stock, will terminate, except that the surviving corporation may, in its sole and absolute discretion, grant any optionee a new option to purchase shares of the surviving corporation on terms and conditions that will substantially preserve the optionee's right and benefits under the Plan. If an optionee does not receive a new option from the surviving corporation, the optionee will have the right, upon 30 days notice, to exercise, in whole or in part, any unexpired option without regard to the installment provisions of the Plan until five days before the effective date of the dissolution or liquidation of the Company or, upon a reorganization, merger or consolidation in which the Company is not the surviving corporation, exercise in whole or in part, any unexpired option or options issued to the optionee that is then capable of being exercised.

  Amendment of the 1992 Incentive Stock Plan; Nonexclusivity. The Board of Directors or Committee may not change or amend the Plan without receiving the affirmative vote of the holders of a majority of the Company's voting stock that is represented and entitled to vote at a duly held stockholders' meeting of the Company or by the written consent of the holders of a majority of the voting stock of the Company entitled to vote in a manner that does any of the following: increases the maximum number of shares subject to the Plan (except in the case of adjustments for stock splits, stock dividends, reorganization or similar events); decreases the option price requirements (except for the issuance of substitute options); changes the class of employees entitled to receive options; changes the limit on the value of Common Stock that any one optionee may have options to purchase, unless the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), are changed to allow a different limit; or materially increases the benefits accruing to participants under the Plan.

  The Plan does not prevent the Company from establishing any other plan, program or arrangement of any kind relating to employee compensation or benefits or providing for the issuance of shares of Common Stock, and the grant of options or opportunities to purchase restricted stock under the Plan will not preclude any employee from participating in any other plan, program or arrangement of the Company or its subsidiaries.

  THE ABOVE DESCRIPTION SUMMARIZES THE MAIN PROVISIONS OF THE PLAN AND THE STOCK INCENTIVES GRANTED THEREUNDER. THIS DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE PROVISIONS OF THE PLAN. STOCKHOLDERS ARE URGED TO READ THE PLAN IN ITS ENTIRETY.

FEDERAL INCOME TAX CONSEQUENCES

  Incentive Stock Options. No taxable income will be recognized by an optionee upon the grant or exercise of any incentive stock option under the Plan. The Company will not be entitled to any income tax deduction as the result of the grant or exercise of any incentive stock option.

  Gain or loss resulting from the subsequent sale of stock acquired upon exercise of an incentive stock option will be long-term capital gain or loss if such sale is made after two years from the date of the grant of the option and after one year from the transfer of such stock to the optionee upon exercise, provided that the optionee is an employee of the Company from the date of grant until three months before the date of exercise. In the event of the optionee's death or disability prior to exercise of an incentive stock option, special rules apply in determining whether gain or loss upon sale of the stock acquired upon exercise of such option will be taxable as long-term capital gain or loss.

  If the subsequent sale of stock is made prior to the expiration of such two-year or one-year periods, the optionee will recognize ordinary income in the year of sale in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise, provided that if such sale is a transaction in which a loss (if sustained) would have been recognized by the optionee, the amount of ordinary income recognized by the optionee will not exceed the excess (if any) of the amount realized on the sale over the option price. The Company will then be entitled to an income tax deduction of like amount. Any excess gain recognized by the optionee upon such sale would then be taxable as capital gain, either long-term or short-term depending upon whether the stock had been held for more than one year prior to sale.

  If the sale of stock received upon exercise of an option qualifies for long-term capital gain treatment, the capital gain would be taxed to individuals at the current maximum rate of 28%. The amount by which the fair market value of stock purchased upon exercise of an incentive stock option exceeds the option price of such stock constitutes an item of tax preference which could then be subject to the alternative minimum tax in the year that the option is exercised.

  Nonqualified Stock Options. Generally, at the time of the grant of any option under the Plan, no taxable income will be recognized by the optionee and the Company will not be entitled to a deduction. Upon the exercise of such option, the optionee generally will recognize taxable income, and the Company will then be entitled to a deduction, in the amount by which the then fair market value of the shares of Common Stock issued to such optionee exceeds the option price. However, if, upon the occurrence of certain events (such as termination of employment), the stock issued to an optionee is subject to repurchase by the Company at the exercise price of the underlying option, then the optionee will not recognize income (and the Company will not be entitled to a deduction) at the time the underlying option is exercised unless the optionee makes an election to recognize income at that time. If such election is not made, the optionee will recognize income and the Company will be entitled to a deduction at the time when the Company's repurchase right expires. See "Restricted Stock" below. Additionally, if a sale of the stock received upon exercise of such option would subject the optionee to suit under
Section 16(b) of the Exchange Act the optionee will not recognize income (and the Company will not be entitled to a deduction) at the time such option is exercised unless the optionee makes an election to recognize income at that time. If such election is not made, the optionee will recognize income and the Company will be entitled to a deduction at the time when Section 16(b) would no longer apply to such stock sale.

  Income recognized by the optionee upon exercise of a nonqualified stock option will be taxed as ordinary income up to the current maximum rate of 39.6%. Such income constitutes "wages" with respect to which the Company is required to deduct and withhold federal and state income tax. Such deductions will be made from the wages, salary, bonus or other income to which the optionee would otherwise be entitled and, at the Company's election, the optionee may be required to pay to the Company (for withholding on the optionee's behalf) any amount not so deducted but required to be so withheld.

  Upon the subsequent disposition of shares acquired upon the exercise of an option other than an incentive stock option, the optionee will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and the fair market value of such shares at the time of exercise. If such shares have been held for more than one year at the time of such disposition, the capital gain or loss will be long-term.

  Exercising Options with Shares of Common Stock. To the extent an optionee pays all or part of the option price by tendering shares of Common Stock owned by the optionee, the tax consequences described above generally would apply. However, the number of shares received (upon exercise) equal to the number of shares surrendered in payment of the aggregate option price will have the same basis and tax holding period as the shares surrendered. The additional shares received upon such exercise will have a tax basis equal to the amount of ordinary income recognized and any cash paid on such exercise and a holding period which commences on the date of exercise.

  If an optionee exercises an option by tendering shares previously acquired on the exercise of an incentive stock option, a disqualifying disposition will occur if the applicable holding period requirements have not been satisfied with respect to the surrendered stock. The consequences of such a disqualifying disposition is that the optionee may recognize ordinary income at the time.

  Acceleration of Stock Options Upon a Transfer of Control. If, upon a reorganization, merger, sale or other transaction resulting in a change in control of the Company or of a substantial portion of its assets, the exercisability of stock options held by certain employees (generally officers, stockholders and highly compensated employees of the Company) is accelerated (or payments are made to cancel unexercisable options of such employees), such acceleration or payment will be determined to be a "parachute payment" for federal income tax purposes. If the present value of all of the optionee's parachute payments exceeds three times the optionee's average compensation for the past five years, the optionee will be subject to a 20% excise tax on the amount of such parachute payment which is in excess of the greater of such average compensation of the optionee or an amount which the optionee establishes as reasonable compensation. In addition, the Company will not be allowed a deduction for such excess parachute payment.

  Restricted Stock. A purchaser of restricted stock will be required to include in his or her gross income, in the taxable year of such purchaser in which the shares of restricted stock vest, the amount by which the then fair market value of such restricted stock (determined at the date of vesting) exceeds the purchase price paid for such restricted stock. However, a purchaser may elect pursuant to Section 83(b) of the Code to include in his or her gross income for the taxable year in which the restricted stock is issued, the excess of the fair market value of all such restricted stock at the time of such issuance (determined without reference to the Company's repurchase rights) over the amount paid for such restricted stock. In this event, the purchaser will not recognize taxable income when the restricted stock vests. If shares with respect to which a Section 83(b) election has been made are later repurchased by the Company, the purchaser will not be entitled to a deduction.

  As a result of issuing restricted stock subject to a repurchase right, the Company will be entitled to a deduction for its taxable year within which ends the taxable year of the purchaser of such stock in which such purchaser is required to include an amount in gross income, either as a result of the vesting of the shares or of making a Section 83(b) election. The amount of such deduction will be equal to the amount, if any, which the purchaser of such stock is required to include in his or her gross income.

  Any amount included in a purchaser's gross income as a result of the issuance of shares of restricted stock under the Plan or the vesting of shares of stock will be taxed as ordinary income. Such amount constitutes "wages" with respect to which the Company is required to deduct and withhold federal and state income tax. Such deductions will be made from the wages, salary, bonus or other income to which the purchaser would otherwise be entitled and, at the Company's election, the purchaser may be required to pay the Company (for withholding on such purchaser's behalf) any amount not so deducted but required to be so withheld.

  Except as described above, upon the disposition of shares of vested restricted stock, the purchaser will recognize capital gain or loss in an amount equal to the difference between the proceeds received from the disposition and the purchaser's tax basis in the shares. If such shares have been held at the time of their disposition for more than one year from the earlier of the date of a Section 83(b) election or the date the Company's repurchase right terminates as to the shares, the capital gain or loss will be long-term. Upon disposition of unvested shares of stock, the purchaser will recognize compensation in the amount equal to the difference between the proceeds received from the disposition and the purchaser's tax basis in the shares.

  Limitation on Compensation Deduction. Upon exercise, options granted to a "covered employee" with an option price equal to or greater than the fair market value of the Common Stock at the time of grant should not be subject to the $1.0 million deduction cap for compensation paid to certain executives of publicly held corporations such as the Company. The Plan should satisfy the rules governing exemption from the deduction cap for "performance based" compensation since (1) stockholders should have received adequate disclosure of the terms of the Plan in this Proxy Statement and (2) the Plan has been approved by a compensation committee consisting solely of two or more "Outside Directors" of the Company.

  Upon exercise, options granted to a covered employee with an option price less than the fair market value of the Common Stock at the time of grant would be subject to the $1.0 million deduction cap for the Company. A "covered employee" is an optionee who, on the last day of the taxable year of the Company, is the Chief Executive Officer or one of the four other most highly compensated executive officers for proxy disclosure purposes. An "Outside Director" is a Director who is not (1) a current employee of the Company or related entity, (2) a former employee who is receiving compensation for prior services, (3) a former officer or (4) receiving compensation from the Company for personal services other than regular directors' compensation.

  The foregoing summary of the effects of federal income taxation upon optionees, holders of restricted stock and the Company with respect to shares issued under the Plan does not purport to be complete and reference is made to the applicable provisions of the Code.

REASONS FOR APPROVAL OF 1992 INCENTIVE STOCK PLAN PROPOSAL

  As of December 18, 1996, the Plan had 912,455 shares available for issuance thereunder. The Board of Directors recommends increasing such number of shares at this time in order to have additional shares available for the Company's employees. The Board of Directors believes that the selected use of stock options and restricted stock is an effective means of attracting, motivating and retaining employees and that the availability of the number of shares covered by the Plan is important to the Company's business prospects and operations.

VOTE REQUIRED AND RECOMMENDATION OF BOARD OF DIRECTORS

  Each holder of shares of Common Stock outstanding on the Record Date is entitled to one vote per share on the proposal to approve the amendment to the Plan to increase the number of shares that may be issued pursuant to the Plan. Approval of such action requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

  FOR ALL OF THE FOREGOING REASONS, THE BOARD BELIEVES THAT THE AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL THEREOF. PROXIES WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE SPECIFICALLY INDICATED.

                     COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 ("Section 16") requires the Company's executive officers, directors and beneficial owners of more than 10% of the Company's Common Stock (collectively, "Insiders") to file reports of ownership and changes in ownership of Common Stock of the Company with the Securities and Exchange Commission and the Nasdaq Stock Market, and to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5s were required for those persons, the Company believes that its Insiders complied with all applicable Section 16 filing requirements for fiscal 1996, with the exception of Mr. Brisbin, who filed a late Form 3 in December 1996 to report his becoming an executive officer of the Company in October 1996.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Deloitte & Touche LLP, certified public accountants, acted as Company's independent auditors and audited the consolidated financial statements of the Company for the fiscal year ended September 29, 1996. The Company has been advised that Deloitte & Touche LLP is independent with respect to the Company within the meaning of the Securities Act of 1993, as amended, and the applicable published rules and regulations thereunder. A representative of that firm is expected to be present at the Meeting and the representative is expected to be available to respond to appropriate questions. The Board of Directors has recommended that Deloitte & Touche LLP be appointed as the Company's auditors for fiscal 1997.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

  Any stockholder who wishes to present a proposal for action at the 1998 Annual Meeting of Stockholders and who wishes to have it set forth in the corresponding proxy statement and identified in the corresponding form of proxy prepared by management must notify the Company no later than September 1, 1997 in such form as required under the rules and regulations promulgated by the Securities and Exchange Commission.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters to be presented at the Meeting, but, if other matters do properly come before the Meeting, it is intended that the persons named as proxies in the proxy will vote on them in accordance with their best judgment.

  A copy of the Company's 1996 Annual Report for the fiscal year ended September 29, 1996 is being mailed to each stockholder of record together with this Proxy Statement.

  The Company has filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended September 29, 1996. This Report contains detailed information concerning the Company and its operations, supplementary financial information and certain schedules which are not included in the 1996 Annual Report. A COPY OF THIS REPORT WILL BE FURNISHED TO STOCKHOLDERS WITHOUT CHARGE UPON REQUEST IN WRITING TO: Richard A. Lemmon, Secretary, Tetra Tech, Inc., 670 North Rosemead Boulevard, Pasadena, California 91107; telephone number (818) 351-4664. The Annual Report and Form 10-K are not part of the Company's soliciting material.

                                       By Order of the Board of Directors

                                       /s/ Richard A. Lemmon

                                       Richard A. Lemmon
                                       Vice President and Secretary

Pasadena, California
January 8, 1997

                                                                        ANNEX A

                               TETRA TECH, INC.

                           1992 INCENTIVE STOCK PLAN

  Section 1. Description of Plan. This is the 1992 Incentive Stock Plan, dated December 1, 1992 (the "Plan"), of Tetra Tech, Inc., a Delaware corporation (the "Company"). Under the Plan, officers and key employees of the Company, to be selected as set forth below, may be granted options ("Options") to purchase shares of the Common Stock of the Company ("Common Stock") or the opportunity to purchase shares of Common Stock which are subject to a repurchase right of the Company ("Restricted Stock"). For purposes of this Plan, the term "subsidiary" means any corporation, fifty percent (50%) or more of the voting stock of which is owned by the Company or by a subsidiary (as so defined) of the Company. It is intended that the Options under the Plan will either qualify for treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and be designated Incentive Stock Options, or not qualify for such treatment and be designated Nonqualified Stock Options.

  Section 2. Purpose of this Plan. The purpose of the Plan and of granting Options and issuing Restricted Stock to specified employees is to further the growth, development and financial success of the Company and its subsidiaries by providing additional incentives to officers and certain key employees, by assisting such persons to acquire shares of Common Stock and to benefit directly from the Company's growth, development and financial success. Incentive Stock Options may only be granted to employees.

  Section 3. Eligibility. Key employees and officers of the Company or any of its subsidiaries, including directors who are also key employees or officers of the Company or any of its subsidiaries, shall be eligible to receive grants of Incentive Stock Options, Nonqualified Stock Options and the opportunity to purchase Restricted Stock. Directors of the Company who are not key employees or officers of the Company but are consultants to the Company shall not be eligible to participate in this Plan. A person who holds an Option or Restricted Stock is herein referred to as a "Participant." More than one Option may be granted to any one Participant and any Participant may hold both Options and Restricted Stock. Grants of Options may be made on more than one occasion to any Participant. The maximum number of shares of Common Stock in respect of which Options may be granted under Section 5 hereof to a single Participant is 2,950,000. The foregoing notwithstanding, the Board of Directors of the Company (the "Board") may at any time or from time to time designate one or more Directors as ineligible for selection as a Participant under the Plan.

  For Incentive Stock Options, the aggregate fair market value (determined at the time the Option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by any Participant during any calendar year (under all Incentive Stock Option plans of the Company or any subsidiary which are qualified under Section 422 of the Code) shall not exceed $100,000.

  Section 4. Administration. The Plan shall be administered by the Compensation Committee (the "Committee") established by the Board. The Committee shall be constituted so as to permit the Plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and with Code Section 162(m) and the Treasury Regulations promulgated thereunder. The Committee shall meet at such times and places as it determines and may meet through a telephone conference call. A majority of its members shall constitute a quorum, and the decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. A memorandum signed by all of its members shall constitute the decision of the Committee without necessity, in such event, for holding an actual meeting.

  The Committee is authorized and empowered to administer the Plan and subject to the Plan, (a) to select the Participants who shall receive Options, to specify the number of shares of Common Stock with respect to which Options are granted to each Participant, to specify the Option Price and the terms of Options, and in general to grant Options; (b) to select the Participants who shall receive the opportunity to purchase Restricted

Stock, to specify the number of shares of Restricted Stock which each such Participant shall be entitled to purchase, to specify the purchase price and the terms of the Restricted Stock; (c) to determine, subject to the limits contained herein, whether Options will be Incentive Stock Options or Nonqualified Stock Options; (d) to determine the dates upon which Options shall be granted and Restricted Stock shall be purchased and to provide for the terms and conditions of the Options and Restricted Stock, which need not be identical as to the various Options granted and Restricted Stock issued;
(e) to determine whether the grant of Options shall call for the issuance of Restricted Stock upon the exercise of such grant; (f) to accelerate the time during which an Option may be exercised notwithstanding the terms of the option agreement (as defined in Section 8) stating the time during which it may be exercised; (g) to accelerate the vesting provisions contained in the restricted stock agreement (as defined in Section 12); (h) to interpret the Plan; (i) to prescribe, amend and rescind rules relating to the Plan; and (j) to determine the rights and obligations of Participants under the Plan. The interpretation and construction by the Committee of any provision of the Plan or of any Option granted or Restricted Stock issued thereunder shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option or Restricted Stock.

  Section 5. Shares Subject to the Plan. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan (either upon the exercise of Options or the purchase of Restricted Stock) shall not exceed 2,950,000 shares, provided that such aggregate number may be adjusted from time to time as set forth in the first sentence of Section 16 hereof. Upon the expiration or termination for any reason of an outstanding Option which shall not have been exercised in full, or the exercise by the Company of its repurchase right with respect to any Restricted Stock (as described in Section 9 hereof), then any shares of Common Stock then remaining unissued which shall have been reserved for issuance upon such exercise of an Option or any shares of Common Stock so repurchased, shall again become available for the granting of additional Options or the issuance of Restricted Stock under the Plan. No shares deliverable to the Company in full or partial payment of an option exercise price payable pursuant to Section 7 shall become available for the grant of other options or the issuance of Restricted Stock under the Plan. Notwithstanding the foregoing, the shares subject to a terminated Option shall continue to be considered to be outstanding for purposes of determining the maximum number of shares that may be issued to a single Participant. Similarly, the repricing of an Option will be considered the grant of a new Option for this purpose.

  Section 6. Option Price. The purchase price per share (the "Option Price") of the shares of Common Stock underlying each Option shall be not less than the fair market value of such shares on the date of granting of the Option, except as provided in Section 17 hereof; provided, however, that if the Optionee is a ten percent (10%) stockholder of the Company (as defined in Section 422(b)(6)) of the Code at the time such Option is granted, the Option Price shall be not less than one hundred ten percent (110%) of said fair market value. Such fair market value shall be determined by the Committee on the basis of the reported closing sales price on such date or, in the absence of a reported closing sales price on such date, on the basis of the average of reported closing bid and asked prices on such date. In the absence of either a reported closing sales price or reported bid and asked prices, the Committee shall determine such market value on the basis of the best available evidence.

  Section 7. Exercise of Options. Subject to all other provisions of the Plan, each Option shall be exercisable for the full number of shares of Common Stock subject thereto, or any part thereof, in such installments and at such intervals as the Committee may determine in granting such Option, provided that (a) each Option shall become fully exercisable no later than five (5) years from the date the Option is granted, and (b) the number of shares of Common Stock subject to each Option shall become exercisable at the rate of at least twenty percent (20%) per year each year until the Option is fully exercisable. Options granted to a Participant shall be exercisable without regard to whether such Participant holds any other options under the Plan. Each Option shall terminate and expire, and shall no longer be subject to exercise, as the Committee may determine in granting such Option, but in no event later than ten (10) calendar years from the date of grant thereof. The Option shall be exercised by the Participant by giving written notice to the Company specifying the number of full shares to be purchased and accompanied by payment of the full purchase price therefor in cash, by check or in such other form of lawful consideration (including promissory notes with interest of ten percent

(10%) or such other rate as may be approved by the Internal Revenue Service to avoid the application of imputed interest) as the Committee may approve from time to time, including without limitation and in the sole discretion of the Committee the assignment and transfer by the Participant to the Company of outstanding shares of the Company's Common Stock theretofore held by the Participant in a manner intended to comply with the provisions of Rule 16b-3 under the Exchange Act (to the extent it applies to the Participant). After giving due consideration to the consequences under Section 16 of the Exchange Act and under the Code, the Committee may also authorize the exercise of Options by the delivery to the Company or its designated agent of an irrevocable written notice of exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares of Common Stock and to deliver the sale or margin loan proceeds directly to the Company to pay the exercise price of the Options.

  Section 8. Option Agreement. Each Option granted under the Plan shall be evidenced by a written stock option agreement executed by the Company and accepted by the Participant, which (a) shall contain each of the provisions and agreements herein specifically required to be contained therein; (b) shall indicate whether such Option is to be an Incentive Stock Option or a Nonqualified Stock Option, and if an Incentive Stock Option, such agreement shall contain terms and conditions permitting such Option to qualify for treatment as an incentive stock option under Section 422A of the Code; (c) in the case of Participants who are reporting persons under Section 16 of the Exchange Act and the regulations promulgated thereunder, may contain the agreement of the Participant not to dispose of the Option or any Common Stock received upon exercise of the Option for at least six months from the date of the Option grant; (d) may contain the agreement of the Participant to remain in the employ of, and to render services to, the Company and any of to subsidiaries for a period of one year from the date of the Option, but such agreement shall not impose upon the Company or any of its subsidiaries any obligation to retain the Participant in their employ for any period whatsoever; (e) may contain the agreement of the Participant to resell any Common Stock issued pursuant to the exercise of Options granted under the Plan to the Company for the Option Price of such Options; and (f) may contain such other terms and conditions as the Committee may deem desirable and which are not inconsistent with the Plan. The respective stock option agreements evidencing Option grants under the Plan need not be identical.

  Section 9. Restricted Stock. Under the Plan, the Committee shall determine, in its discretion, the Participants who shall be offered the opportunity to purchase shares of Restricted Stock and the respective number of shares which may be so purchased by each such Participant. The Company shall forthwith thereafter notify each person so designated of the number of shares which such Participant may purchase and shall provide such other information as it deems appropriate, and such Participant may, within thirty (30) days of such notification (or within such longer period as the Committee may in its discretion permit), notify the Company that such Participant elects to so purchase such Restricted Stock. In the event that the person so designated does not elect to purchase such Restricted Stock, the Company shall not be obligated to make any other award or payment to such person, and the Committee may (but shall not be required to) permit another person to purchase the Restricted Stock so refused. Such Restricted Stock shall be subject to a repurchase right of the Company, such that if the purchaser of such Restricted Stock ceases to be an employee of the Company or its subsidiaries for any reason whatsoever, the Company shall have the right to repurchase and redeem the Restricted Stock from the Participant at a purchase price equal to the price at which such shares were originally purchased by the Participant; provided, however, that such repurchase right of the Company shall terminate at such times, and in such installment amounts, as may be specified by the Committee in any particular instance, including the specification, at the Committee's discretion, that such an issuance may be made with no repurchase right or any other restriction whatsoever. Unless otherwise stated, the Company's right to repurchase shall terminate as to twenty-five percent (25%) of the aggregate number of shares of Restricted Stock originally issued to the Participant on each anniversary date of the Participant's commencement of employment by the Company or any subsidiary, commencing upon the first such anniversary date, such that such repurchase right shall terminate completely on the fourth anniversary of such commencement of employment. With respect to shares as to which the Company's repurchase right has not terminated, the repurchase right, if exercised, must be exercised within ninety (90) days of the date of termination of the Participant's employment. In the event of the exercise of such repurchase right, all shares remaining subject to such right must be purchased by the Company at a purchase price equal to the price at which such shares were originally purchased by the Participant.

  Section 10. Purchase Price of Restricted Stock. The purchase price per share ("Purchase Price") of shares of Restricted Stock issued hereunder shall be determined by the Committee in its discretion so long as the Purchase Price is not less than the fair market value of the Company's Common Stock on the date the right to purchase such Restricted Stock is granted. Such fair market value shall be determined by the Committee on the basis of the reported closing sales price on such date or, in the absence of a reported closing sales price on such date, on the basis of the average of reported closing bid and asked prices on such date. In the absence of either a reported closing sales price or reported bid and asked prices, the Committee shall determine such market value on the basis of the best available evidence.

  Section 11. Manner of Purchase of Restricted Stock. Upon the purchase of shares of Restricted Stock, the Participant shall deliver to the Company a check or cash in the amount of the Purchase Price of the Restricted Stock, or such other lawful consideration (including promissory notes with interest of ten percent (10%) or such other rate as may be approved by the Internal Revenue Service to avoid the application of imputed interest) as the Committee may approve.

  Section 12. Restricted Stock Purchase Agreement. All shares of Restricted Stock sold by the Company pursuant to the Plan shall be issued and sold pursuant to a restricted stock purchase agreement executed by the Company and accepted by the Participant, which (a) shall contain each of the provisions and agreements herein specifically required to be contained therein, (b) may contain the agreement of the Participant not to dispose of the Restricted Stock for at least six months from the date of grant thereof and (c) may contain such other terms and conditions as the Committee deems desirable and which are not inconsistent with the Plan.

  Section 13. Issuance of Common Stock. The Company's obligation to issue shares of Common Stock upon the exercise of an Option or the purchase of Restricted Stock is expressly conditioned upon the completion by the Company of any registration or other qualification of such shares under any state and/or federal law or rulings or regulations of any government regulatory body, or the making of such investment representations or other representations and undertakings by the Participant (or such Participant's legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification of such shares which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Participant (or such Participant's legal representative, heir or legatee): (a) is purchasing such shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have placed upon the face and reverse of any certificates evidencing such shares a legend setting forth (i) any representations and undertakings which such Participant has given to the Company or a reference thereto, and (ii) that, prior to effecting any sale or other disposition of any such shares, the Participant must furnish to the Company an opinion of counsel, satisfactory to the Company and its counsel, to the effect that such sale or disposition will not violate the applicable requirements of state and federal laws and regulatory agencies.

  Section 14. Nontransferability. No Option or Restricted Stock as to which the Company's repurchase right has not at that time terminated shall be assignable or transferable except by will or by the laws of descent and distribution or, except with respect to Incentive Stock Options pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. During the lifetime of a Participant, any Option granted to him or her shall be exercisable only by such Participant or his or her former spouse, if transferred in accordance with the foregoing sentence. After the death of a Participant, the Option granted to him or her may be exercised, prior to its termination as provided by Section 19(b) hereof, only by such Participant's legal representative or legatee or a person who acquired the right to exercise the Option by reason of the death of the Participant or otherwise in accordance with this Section 14.

  Section 15. Death of Participant. The death of a Participant shall constitute a termination of employment such that the Company shall have the repurchase right, described in Section 9 hereof, with respect to the shares of Restricted Stock of such Participant as to which such repurchase right has not at that time terminated.

  Section 16. Recapitalization, Reorganization, Merger or Consolidation. If the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for different securities through reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or like capital adjustment, a proportionate adjustment shall be made (a) in the aggregate number of shares of Common Stock which may be issued pursuant to the exercise of Options or the purchase of Restricted Stock under the Plan, as provided in Section 5 hereof, (b) in the number, prices and kind of shares subject to any outstanding Option granted under the Plan, and (c) in the number and kind of securities subject to the Company's repurchase right under outstanding restricted stock purchase agreements and in the repurchase price thereof.

  Upon the dissolution, liquidation or sale of all or substantially all of the business, properties and assets of the Company, or upon any reorganization, merger or consolidation in which the Company does not survive, or upon any reorganization, merger or consolidation in which the Company does survive and the Company's stockholders have the opportunity to receive cash, securities of another corporation or other property in exchange for their capital stock of the Company, the Plan, each outstanding Option and, at the Committee's discretion, the Company's repurchase right with respect to outstanding Restricted Stock, shall terminate; provided that in such event: (a) each Participant to whom no option has been tendered by the surviving corporation in accordance with all of the terms of provision (b) immediately below or who does not accept any such substitute option which is so tendered shall have the right until ten (10) days before the effective date of such dissolution or liquidation of the Company or upon such reorganization, merger or consolidation, to exercise in whole or in part, any unexpired Option or Options issued to him or her, without regard to the installment provisions of
Section 7 hereof, or any option agreement; or (b) in its sole and absolute discretion, the surviving corporation in any reorganization, merger or consolidation may, but shall not be so obligated, tender to any Participant holding an Option, an option or options to purchase shares of the surviving corporation, and such new option or options shall contain such terms and provisions as shall be required substantially to preserve the rights and benefits of any Option then outstanding under this Plan and, if accepted by such Participant, such new option shall replace the Option under the Plan.

  To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as hereinbefore expressly provided in this Section 16, the Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number or price of shares of Common Stock subject to any Option shall not be affected by, and no adjustment shall be made by reason of any dissolution, liquidation, reorganization, merger or consolidation, or any issue by the Company of shares of stock of any class, or rights to purchase or subscribe for stock of any class, or securities convertible into shares of stock of any class.

  The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structures or to merge, consolidate, dissolve or liquidate or to sell or transfer all or any part of its business or assets.

  Section 17. Substitute Options. If the Company at any time should succeed to the business of another corporation through a merger or consolidation, or through the acquisition of stock or assets of such corporation, Options may be granted under the Plan to those employees of such corporation who, in connection with such succession, become employees of the Company or its subsidiaries, in substitution for options to purchase stock of such corporation held by them at the time of the succession. The Committee, in its sole and absolute discretion, shall determine the extent to which such substitute Options shall be granted (if at all), the persons to receive such substitute Options (who need not all be optionees of such corporation), the number and type of Options to be received by each such person, the Option Price of such Options (which may be determined without regard to Section 6 hereof) and the terms and conditions of such substitute Options; provided, however, that the Option Price of each such substituted Option shall be an amount such that, in the sole and absolute judgment of the Committee (and if the Options to be granted are Incentive Stock Options, in compliance with
Section 424(a)
of the Code), the economic benefit provided by such Option is not greater than the economic benefit represented by the option in the acquired corporation as of the date of the Company's acquisition of such corporation. Any Option substituted for another option in accordance with this Section 17 will expire upon the expiration date of such other option (or ten (10) years from the date such Option is granted if earlier), and, notwithstanding the provisions of
Section 7 hereof, will be exercisable during the period in which the other option would have been exercisable. Any provision of this Section 17 to the contrary notwithstanding, no option shall be granted, nor any action taken, permitted or omitted, which would have the effect of causing this Plan, or any Options granted hereunder, as to which Rule 16b-3 under the Exchange Act may apply, not to comply with such Rule.

  Section 18. Rights as a Stockholder. A Participant holding an Option, or a transferee of an Option, shall have no rights as a stockholder with respect to any shares covered by his or her Option until the date of the issuance of a stock certificate to him or her for such shares. A Participant shall have no rights as a stockholder with respect to any shares of Restricted Stock until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 16 hereof. A Participant shall, however, be entitled to receive copies of the Company's annual reports to stockholders, including audited year-end financial statements, during the period an Option is outstanding.

  Section 19. Termination of Options. Each Option granted under the Plan shall set forth a termination date thereof, which date shall be not later than ten
(10) years from the date such Option is granted unless the Participant is a ten-percent stockholder of the Company (as described in Section 422(b)(6) of the Code) at the time such Option is granted, in which case the Option shall terminate no later than five years from the date of the grant thereof. In any event, all Options shall terminate and expire upon the first to occur of the following events:

    (a) the expiration of ninety (90) days from the date of such Participant's termination of employment or other relationship with the Company (other than by reason of death), except that if the Participant is then disabled (within the meaning of Section 22(e)(3) of the Code, the expiration of one (1) year from the date of the Participant's termination of employment or other relationship; provided, however, that the Committee may in its discretion extend these periods for Nonqualified Stock Options for up to five (5) years, provided that such extension shall not extend the period during which the Option may be exercised beyond the original term of the Option;

    (b) the expiration of one hundred eighty (180) days from the date of the death of such Participant if his or her death occurs while he or she is, or not later than ninety (90) days after he or she has ceased to be, employed by or engaged in another relationship with the Company or any of its subsidiaries; provided, however, that the Committee may in its discretion extend these periods for Nonqualified Stock Options for up to five (5) years, provided that such extension shall not extend the period during which the Option may be exercised beyond the original term of the Option;

    (c) the termination of the Option pursuant to Section 16 of the Plan.

  The termination of employment of a Participant by death or otherwise shall not accelerate or otherwise affect the number of shares with respect to which an Option may be exercised; provided, however, that the Option may only be exercised with respect to that number of shares which could have been purchased under the Option had the Option been exercised by the Participant on the date of such termination.

  Section 20. Withholding of Taxes. The Company may deduct and withhold from the wages, salary, bonus and other income paid by the Company to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the purchase of Restricted Stock or the exercise in whole or in part of any Option or the sale of Common Stock issued to the Participant upon exercise of the Option, all as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company's concurrent or next payment of wages, salary, bonus or other income to the Participant or by payment to the Company by the Participant of the required withholding tax, as the Committee may determine; provided, however, that, in the sole discretion of the Committee, the Participant may pay such tax by reducing the number of shares of Common Stock issued upon exercise of an Option or by surrendering shares of Common Stock owned by the Participant (for which purpose such shares of Common Stock shall be valued at fair market value as determined in good faith by the Committee, which determination shall be final, conclusive and binding).

  Section 21. Effectiveness and Termination of Plan. The Plan shall be effective as of December 1, 1992, and applies to all Options and Restricted Stock granted by the Company on that date and thereafter; provided, however, that no Option shall be exercisable unless and until the Plan has been approved by the stockholders of the Company; and provided, further, that no Option may be granted hereunder on or after that date, which is ten (10) years from the effective date of the Plan. The Plan shall terminate when all shares of Common Stock which may be issued hereunder pursuant to the exercise of Options or the purchase of Restricted Stock have been so issued; provided, however, that the Board may in its absolute discretion terminate the Plan at any time. No such termination, other than as provided for in Section 16 hereof, shall in any way affect any Option or Restricted Stock then outstanding.

  Section 22. Amendment of Plan. The Board may make such amendments to the Plan and, with the consent of each Participant adversely affected, the Committee may make such changes in the terms and conditions of granted Options as it shall deem advisable, including, but not limited to, accelerating the time at which an Option may be exercised, but may not, without the affirmative vote of the holders of a majority of the voting stock of the Company which is present, or represented, and entitled to vote at a duly held stockholders' meeting of the Company or the written consent of the holders of a majority of the voting stock of the Company entitled to vote, (a) increase the maximum number of shares subject to the Plan, except pursuant to Section 16 of the Plan; or (b) change the designation of the class of participants eligible to receive Options.

COMMON STOCK
PROXY                           TETRA TECH, INC.
BOARD OF DIRECTORS

     The undersigned hereby appoints Li-San Hwang and Richard A. Lemmon, or either of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of the Common Stock, $.01 par value ("Common Stock"), of TETRA TECH, INC. which the undersigned is entitled to vote, at the Annual Meeting of the Stockholders of TETRA TECH, INC. to be held at The Pasadena Hilton, 150 S. Los Robles Avenue, Pasadena, California 91101 on Friday, February 7, 1997 at 10:00 a.m., Los Angeles Time, and at any and all adjournments thereof, on the proposals set forth below and any other matters properly brought before the Meeting.

1. ELECTION OF DIRECTORS [_] FOR all nominees listed below               [_] WITHHOLD AUTHORITY
                             (except as marked to the contrary below)        (to vote for all nominees)

   (Instruction: to withhold authority to vote for any individual nominee, mark the box next to the nominee's name below.)

    [_] Li-San Hwang      [_] J. Christopher Lewis      [_] Patrick C. Haden     [_] James J. Shelton

2. PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF
   INCORPORATION:
                         [_] FOR       [_] AGAINST       [_] ABSTAIN

3. PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S 1992 INCENTIVE STOCK
   PLAN:
                         [_] FOR       [_] AGAINST       [_] ABSTAIN

4. Such other matters as may properly come before the Meeting.

     THE DIRECTORS RECOMMEND A VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION AND FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1992 INCENTIVE STOCK PLAN.



     Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1, FOR approval of the Amendment to the Company's Certificate of Incorporation and FOR approval of the Amendment to the Company's 1992 Incentive Stock Plan; if specific instructions are indicated, this Proxy will be voted in accordance therewith.

     All proxies to vote at said Meeting or any adjournment thereof heretofore given by the undersigned are hereby revoked. Receipt of Notice of Annual Meeting and Proxy Statement dated January 7, 1997 is acknowledged.

     Please mark, sign, date and return this Proxy in the accompanying prepaid envelope. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TETRA TECH, INC.

                                                  Dated: ________________ , 1997

                                                  ------------------------------
                                                            (Signature)

                                                  ------------------------------
                                                            (Signature)

                                                  Please sign exactly as your
                                                  name appears hereon. When
                                                  shares are held by joint
                                                  tenants, both should sign.
                                                  When signing as attorney, as
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give full title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  President or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.


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